Exhibit 99.1

BTCS Reports Gross Profit of $1.0 Million and 47% Gross Margin for First Quarter 2026

Gross profit increases 745% year-over-year, driven by growth from Imperium, the Company’s DeFi business line

Wayne, PA – (GlobeNewswire – May 15, 2026) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, a company focused on blockchain infrastructure and decentralized finance operations, today announced its financial results for the quarter ended March 31, 2026 (“Q1 2026”).

The Company also released an updated investor presentation available at www.btcs.com/investors/.

“Q1 2026 demonstrated the power of our business model and the strategic value of Imperium,” said Charles Allen, Chief Executive Officer. “We generated $2.1 million in total revenue and delivered $1.0 million in gross profit at a 47% gross margin. This quarter is a clear reflection of Imperium’s growing impact on both revenue and profit margin, and we expect that contribution to expand as we scale.”

Financial Highlights

First Quarter 2026 Financial Highlights

●	Total revenues increased 27% to $2.1 million for Q1 2026, compared to $1.7 million in Q1 2025, driven by the addition of Imperium DeFi revenues, which were not present in the prior year period.

●	Gross profit increased 745% to $1.0 million (47% margin) for Q1 2026, compared to $0.1 million (7% margin) in Q1 2025 and $0.8 million (12% margin) in Q4 2025. The improvement reflects the growing contribution of Imperium’s high-margin DeFi revenues and continued operating efficiencies in the Company’s blockchain infrastructure segment.

●	Although revenues fell QoQ from $7.0 million for Q4 2025 to $2.1 million for Q1 2026, gross profits increased 25%, as the Company’s business focus shifted from high-growth, low-margin block-building efforts to Imperium, its high-growth, high-margin business.

●	DeFi revenues (Imperium) totaled $1.0 million for Q1 2026, representing approximately 47% of total revenues.

●	Blockchain infrastructure revenues, comprising NodeOps and Builder+, totaled $1.1 million for Q1 2026, compared to $1.7 million in Q1 2025 and $6.3 million in Q4 2025.

●	Net loss for Q1 2026 was $69.1 million, compared to $17.3 million in Q1 2025. The net loss was primarily driven by non-cash items, including $35.7 million in unrealized losses on digital assets resulting from ETH price declines during the period and $29.3 million in realized losses on digital asset transactions related to ETH sales used to manage DeFi collateral levels and deposits into liquidity pool positions.

Balance Sheet Highlights

●	Total assets were $129.0 million as of March 31, 2026, compared to $214.6 million as of December 31, 2025, primarily reflecting declines in the fair value of digital asset holdings due to ETH price movements during the quarter, the sale of approximately $18.7 million of digital assets, and the redeployment of assets across staking, DeFi, and liquidity pool strategies.

●	The Company reduced gross debt obligations by approximately $18.2 million during Q1 2026, to approximately $74.8 million as of March 31, 2026, from $93.0 million as of December 31, 2025, through repayments of DeFi protocol borrowings. Amounts are presented gross of unamortized debt discounts of $5.2 million and $6.0 million, respectively.

●	Common shares outstanding (including unvested restricted common stock) increased to 49.8 million as of March 31, 2026, compared to 46.9 million as of December 31, 2025, primarily reflecting restricted stock unit activity during the quarter. During the quarter, the Company did not sell any shares under its At-The-Market (“ATM”) Agreement.

Michael Prevoznik, Chief Financial Officer, stated, “Imperium generated nearly half of our total revenue in the quarter and was the driving factor behind our strong gross profit margin. As we continue to scale Imperium and optimize our infrastructure operations, we remain focused on scaling revenue, expanding gross profit, and delivering long-term value for our shareholders. Amid market volatility, we proactively reduced leverage during the quarter, reflecting our disciplined approach to risk management.”

Operational Highlights

●	Improving profit margin: Total cost of revenues for the quarter declined 28% year-over-year as the Company continued to drive efficiencies across its blockchain infrastructure operations, contributing to the increased gross profit and gross profit margin during the quarter.
●	Imperium scaling: During the quarter, BTCS continued to expand Imperium, broadening its on-chain liquidity provision strategies and DeFi participation by utilizing several DeFi protocols within the Ethereum ecosystem.

“The hard work from our engineering team shows what Imperium is capable of,” said Ben Hunter, Chief Technology Officer. “We developed and implemented new on-chain strategies that drove meaningful improvements in both Q1 revenue generation and margin across our DeFi operations. As we continue to develop and refine new quantitative DeFi strategies, we believe Imperium will play an increasingly important role in BTCS’s growth and profitability in the quarters ahead.”

Company Commentary and Outlook

Imperium remains the core strategic focus for BTCS in 2026. Following its launch in the second half of 2025, Imperium has grown rapidly, and the first quarter results demonstrate its increasing contribution to the Company’s revenue mix. As the Company continues to deploy resources towards Imperium, management expects it to be the primary driver of gross profit through the remainder of the year.

BTCS’s 2026 gross profit target of $6 million reflects management’s conviction in the Company’s ability to generate high-margin revenue. Embedded in the Company’s performance incentive program, this target aligns management, employees, and shareholders around a common goal of building a profitable business that creates long-term shareholder value. Management believes the Company is well-positioned to continue building toward this goal throughout 2026.

“I am optimistic about the rest of 2026 as Imperium continues to scale,” said Mr. Allen. “Additionally, I believe the pending Clarity Act legislation, if passed, will provide the regulatory clarity that institutional participants need to further embrace the blockchain industry. This legislation should serve as a significant catalyst for broader adoption and a meaningful tailwind for BTCS and the Ethereum ecosystem.”

About BTCS:

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is a U.S.-based Ethereum-first blockchain technology company committed to driving scalable revenue and asset accumulation through its hallmark strategy, the DeFi/TradFi Accretion Flywheel, an integrated approach to capital formation and blockchain infrastructure. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking), Builder+ (block building), and Imperium (DeFi deployments), BTCS offers a unique opportunity for blockchain exposure, driven by recurring on-chain revenue generation and an Ethereum-focused strategy. Discover how BTCS offers exposure to Ethereum and its on-chain economy through the public markets at www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include, without limitation, statements regarding providing value to shareholders, growth (including revenue growth), long-term value creation, expected results from Imperium, improving margins, the Company’s 2026 gross profit target, becoming profitable, expectations regarding Imperium representing a larger proportion of total revenue in 2026, beliefs regarding the Company’s market position, expectations for margin expansion, the scalability of the Company’s business model, the Company’s ability to generate recurring revenue streams, management’s beliefs regarding the benefits of continued investment in scale and order-flow partnerships, and the potential effects of pending legislation. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” “positioned,” “focus,” “target,” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release and speak only as of such date. These forward-looking statements are based upon current estimates, assumptions, and expectations and are subject to various risks and uncertainties, many of which are beyond the Company’s control, including without limitation: the inherent volatility of digital asset markets, including the market price of ETH and other digital assets; regulatory developments affecting digital assets and blockchain technology, including the uncertain outcome of pending legislation; competition in block-building, staking, and DeFi markets; operational risks associated with Builder+, Imperium, and NodeOps, including smart contract vulnerabilities and DeFi protocol failures; technological implementation challenges; cybersecurity risks; counterparty risks in DeFi protocols; potential loss or theft of digital assets; impermanent loss and liquidity risks associated with DeFi lending, borrowing, and liquidity provision activities; risks related to the Company’s use of leverage and collateralization requirements; fluctuations in transaction volumes and blockspace demand on the Ethereum network; risks related to changes in Ethereum network protocols, consensus mechanisms, or gas fee structures; concentration risk from the Company’s Ethereum-first strategy; risks associated with the Company’s reliance on third-party DeFi protocols; general economic and market conditions; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

For more information, follow us on:

X: https://x.com/NasdaqBTCS
LinkedIn: https://www.linkedin.com/company/nasdaq-btcs
Facebook: https://www.facebook.com/NasdaqBTCS

Investor Relations:

Charles Allen - CEO
X: @Charles_BTCS
Email: ir@btcs.com

Financials

The tables below are derived from the Company’s unaudited condensed financial statements included in its Quarterly Report on Form 10-Q filed on May 14, 2026, with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements, accompanying notes, and further information regarding the Company’s results of operations and financial condition for the fiscal quarters ended March 31, 2026 and 2025. Please also refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of risk factors applicable to the Company and its business.

BTCS Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$284,631	$1,526,395
Stablecoins	534,359	1,539,064
Digital assets - treasury	2,067,022	2,388,607
Digital assets - DeFi	105,135,152	177,718,244
Digital assets - staked	8,753,681	30,657,401
Digital assets – liquidity pool positions	11,358,006	-
Digital assets – non-fungible tokens	25,689	41,690
Prepaid expenses	254,111	146,031
Total current assets	128,412,651	214,017,432
Investments (Cost $600,000)	600,000	600,000
Property and equipment, net	12,853	14,390
Total Assets	$129,025,504	$214,631,822

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$17,655	$38,525
Accrued compensation	251,176	1,609,208
Accrued interest	219,340	225,115
Loans payable - DeFi protocol	43,778,423	61,500,000
Warrant liabilities	-	-
Total current liabilities	44,266,594	63,372,848
Convertible notes payable, net	12,653,043	11,842,195
Total liabilities	56,919,637	75,215,043

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred Stock, $0.001 par value per share; 20,000,000 shares authorized, of which:
Series V Preferred Stock; 15,671,405 and 15,671,405 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,975,701	1,975,701
Common Stock, $0.001 par value per share; 975,000,000 shares authorized; 49,775,371 and 46,852,737 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	49,775	46,853
Additional paid-in capital	312,546,420	310,695,935
Accumulated deficit	(242,466,029)	(173,301,710)
Total stockholders’ equity	72,105,867	139,416,779
Total Liabilities and Stockholders’ Equity	$129,025,504	$214,631,822

BTCS Inc.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Revenues
Blockchain infrastructure revenues	$1,135,351	$1,688,935
DeFi revenues	1,012,026	-
Total revenues	2,147,377	1,688,935
Cost of revenues
Blockchain infrastructure costs	1,123,990	1,568,659
DeFi costs	9,075	-
Total cost of revenues	1,133,065	1,568,659
Gross profit	1,014,312	120,276
Operating expenses:
Professional fees	293,114	282,759
General and administrative	245,595	275,629
Research and development	80,444	209,251
Compensation and related expenses	2,794,732	688,202
Marketing	27,844	245,172
Impairment loss on intangible digital assets	209,921	-
Realized losses on digital asset transactions	29,293,946	1,382,288
Unrealized loss on digital assets	35,685,176	14,530,822
Total operating expenses	68,630,772	17,614,123
Other income (expenses):
Interest expense	(1,547,859)	-
Change in fair value of warrant liabilities	-	225,150
Total other income (expenses)	(1,547,859)	225,150
Net loss	$(69,164,319)	$(17,268,697)

Basic net loss per share attributable to common stockholders	$(1.43)	$(0.86)
Diluted net loss per share attributable to common stockholders	$(1.43)	$(0.86)

Basic weighted average number of common shares outstanding	48,228,269	19,967,045
Diluted weighted average number of common shares outstanding, basic and diluted	48,228,269	19,967,045

BTCS Inc.
Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31,
	2026	2025

Cash flows from operating activities:
Net loss	$(69,164,319)	$(17,268,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,537	879
Stock-based compensation	1,724,532	3,598,309
Blockchain infrastructure revenue	(1,135,351)	(1,688,935)
DeFi revenue	(1,012,026)	-
Blockchain-based payments settled in digital assets	1,089,233	1,480,324
DeFi interest expense settled in digital assets	474,879	-
Blockchain network fees	368	3,054
Change in fair value of warrant liabilities	-	(225,150)
Amortization on debt discount and issuance costs	810,848	-
Realized losses on digital asset transactions	29,293,946	1,382,288
Unrealized loss on digital assets	35,685,176	14,530,822
Impairment loss on intangible digital assets	(209,921)	-
Changes in operating assets and liabilities:
Stablecoins	920,156	949
Intangible digital assets	419,842	-
Prepaid expenses and other current assets	(108,080)	(172,102)
Accounts payable and accrued expenses	(20,870)	50,870
Accrued compensation	(505,939)	(3,595,028)
Accrued interest	(5,775)	-
Net cash used in operating activities	(1,741,764)	(1,902,417)

Cash flows from investing activities:
Purchase of productive digital assets for validating	-	(48,940)
Sale of productive digital assets	18,221,577	264,498
Purchase of investments	-	(250,000)
Purchase of property and equipment	-	(1,695)
Sale of property and equipment	-	1,750
Net cash provided by (used in) investing activities	18,221,577	(34,387)

Cash flow from financing activities:
Net proceeds from issuance common stock/ At-the-market offering	-	228,955
Proceeds from DeFi borrowing	500,000	-
Payments on DeFi borrowing	(18,221,577)	-
Net cash (used in) provided by financing activities	(17,721,577)	228,955

Net decrease in cash	(1,241,764)	(1,707,849)
Cash, beginning of period	1,526,395	1,977,778
Cash, end of period	$284,631	$269,929

Supplemental disclosure of cash flow information:
Cash paid for interest	$267,908	$-

Supplemental disclosure of non-cash investing, financing and other activities:
Series V Preferred Stock Distribution	$-	$180,688
Dividends distributions paid in ETH	(723,218)	-
DeFi borrowing activity
USDT received against ETH collateral from new DeFi borrowing	500,000	-
ETH swapped to USDT in settlement of DeFi borrowing principal	18,221,577	-
ETH swapped to USDT in settlement of accrued DeFi interest	474,879	-
Liquidity pool activity:
ETH swapped into stablecoins for liquidity pool deployment	5,060,996	-
Deployments of digital assets into liquidity pool positions	(12,555,020)	-
Withdrawals of digital assets from liquidity pool positions	1,031,535	-